Exhibit 99.1

Occam Networks Receives NASDAQ Notification Related to Delay in Filing of Form 10-Q for Quarter ended March 31, 2007

SANTA BARBARA, California – May 21, 2007 – Occam Networks, Inc. (NASDAQ: OCNW) announced today that on May 17, 2007 it received a notice from the Nasdaq Stock Market stating that Occam is not in compliance with NASDAQ’S Marketplace Rule 4310(c)(14) because Occam has not timely filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2007. NASDAQ will continue to broadcast an indicator over its market data dissemination network noting Occam’s non-compliance. The presence of an indicator does not constitute a trading halt or delisting.

Occam has delayed the filing of its Form 10-Q as well as its Form 10-K for the fiscal year ended December 31, 2006 because its Audit Committee is conducting a review of Occam’s prior revenue recognition practices, including a review of Occam’s commitments to provide customers with software, hardware and software maintenance, upgrades, training, and other services in connection with customers’ purchases of Occam’s network equipment. Occam is working diligently to complete this review and to file its Form 10-K and Form 10-Q.

Occam has requested a hearing before a NASDAQ Listing Qualifications Panel for continued listing on The NASDAQ Global Market. This appeal resulted in an automatic stay of the delisting and Occam’s common stock will remain listed on The NASDAQ Global Market pending a decision by the Listing Qualifications Panel. Occam’s hearing before the Panel is currently scheduled for May 31, 2007.

About Occam Networks Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer innovative voice, broadband, IPTV and full triple play services over copper or fiber. Occam solutions give telco service providers the flexibility and scalability to continuously expand their offerings, with simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 200 service providers in North America. For more information, please visit www.occamnetworks.com.

Cautionary Note About Forward-Looking Statements

Portions of this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the review process to be completed by the Company’s Audit Committee and the Company’s intent to file the Form 10-K and Form 10-Q. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include the following: the results and timing of the review being conducted by the Company’s Audit Committee; the review by the Company’s independent registered public accounting firms of the Company’s results and findings; the impact, if any, of such results or findings on the historical financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet NASDAQ listing requirements, including as a result of any failure to file the Form 10-K and Form 10-Q; and risks of litigation, including pending litigation, and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release. Therefore, any forward-looking statements in this press release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s past quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings with the SEC for additional risks and uncertainties faced by the Company.

# # #

Contact:

Kirsten McGregor

Occam Networks

1.805.692.2917

kmcgregor@occamnetworks.com

Tim Johnson

Stearns Johnson Communications

+1 415.397.7600

tjohnson@stearnsjohnson.com

Occam Networks is a registered trademark of Occam Networks Inc. in the United States and/or other countries. All other trademarks mentioned are the property of their respective owners.